Exhibit 99.1

Summit Materials Completes Acquisition of Lafarge North America’s Davenport, Iowa Cement Plant and Seven Distribution Terminals

Denver, Colorado (July 20, 2015) — Summit Materials, Inc. (NYSE: SUM, “Summit” or the “Company”), a leading vertically integrated construction materials company, today announced that it has completed its previously announced acquisition of a 1.2 million short ton capacity cement plant in Davenport, Iowa along with seven cement distribution terminals (collectively, the “Davenport Assets”) from Lafarge North America Inc. (“Lafarge”) for a purchase price of $450 million in cash, plus an exchange of Summit’s Bettendorf, Iowa cement distribution terminal. The newly acquired cement operations are a complementary fit with Summit’s existing cement plant in Hannibal, Missouri and cement distribution terminal in St. Louis, Missouri. The combined business will operate as Continental Cement Company, L.L.C. (“Continental”), an existing wholly-owned subsidiary of Summit.

Following completion of the transaction, Summit now has 2.4 million short tons of cement production capacity across the two cement plants plus eight cement distribution terminals along the Mississippi River system ranging from Minneapolis, Minnesota to New Orleans, Louisiana.

Tom Hill, President and CEO of Summit, stated, “We are thrilled to complete this acquisition which roughly doubles our cement capacity and firmly establishes our position as a top three cement producer on the Mississippi River. We are excited to integrate these low-cost, efficient operations into our platform as we look to continue enhancing our materials earnings exposure and overall profitability. We expect this transaction to be immediately accretive to earnings with additional upside to our profitability as we implement operational best practices and realize synergies across our expanded cement business. As we move forward, we remain committed to sourcing strategic opportunities to expand our business into attractive growth markets to further enhance our materials exposure, strengthen our vertically integrated capabilities and generate value for stockholders.”

Tom Beck, President of Continental, commented, “This is a very exciting opportunity for our company and for all our employees including our new colleagues from Lafarge. It not only expands our strong position in the Midwest, but it also accelerates our growth into several new markets. This acquisition marks another milestone in Continental’s proud history of supplying cement to an increasing base of customers dating back to 1903.”

The cash purchase price of the Davenport Assets was $450 million and in accordance with the terms of the definitive asset purchase agreement, Summit paid an initial purchase price of $370 million upon closing of the acquisition. The remaining purchase price of $80 million is due by December 31, 2015.

As part of the financing for this acquisition, in July 2015, Summit completed an offering of $350 million aggregate principal amount of 6.125% Senior Notes due 2023 and also entered into a new $650 million term loan facility, replacing Summit’s prior $422 million term loan. The initial purchase price of the acquisition was partially funded with a portion of the proceeds from the senior notes, and the remainder was funded with availability under Summit’s new term loan facility.

Additional details related to the acquisition of the Davenport Assets and other terms of the transaction may be found in Summit’s prior filings with the Securities and Exchange Commission.

About Summit Materials

Summit Materials is a leading vertically integrated construction materials company that supplies aggregates, cement, ready-mixed concrete and asphalt in the United States and western Canada. Summit is a geographically diverse, aggregates-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the residential, nonresidential, and public infrastructure end markets. Summit has completed more than 30 acquisitions since its founding and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please visit www.summit-materials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to Summit’s anticipated benefits from its acquisition of the Davenport Assets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of solely historical matters. Forward-looking statements are based on information available at the time those statements are made and/or management’s reasonable belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. A discussion of factors that may affect future results is contained in Summit’s prospectus dated March 11, 2015 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time by Summit’s subsequent filings with the SEC. Summit does not intend, and disclaims any obligation, to publicly update or revise any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact:

Investor Relations:

303-515-5159

Investorrelations@summit-materials.com

Media Contact:

303-515-5158

mediarelations@summit-materials.com

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